                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------

            We consent to the incorporation by reference in this Amendment No. 1 to Registration  Statement No.  333-113866 of Del Global  Technologies  Corp. on
Form S-3 of our  report  dated  November  3, 2003  (which  report  expresses  an unqualified  opinion  and  includes  an  explanatory  paragraph  relating to the
Company's  change in method of  accounting  for  goodwill  and other  intangible assets to conform to  Statement  of  Financial  Accounting  Standards  No. 142),
appearing in the Annual Report on Form 10-K of Del Global Technologies Corp. for
the year  ended  August 2,  2003 and to the  reference  to us under the  heading
"Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

New York, New York
May 5, 2004